UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2013
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700
REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Cash Bonus Plan for Fiscal Year 2013

On February 4, 2013, Blue Nile Inc.'s (the “Company”) Compensation Committee (the "Committee") approved the Executive Cash Bonus Plan for Fiscal Year 2013 (the “2013 Plan”). The 2013 Plan operates under, and is subject to the terms of, the Company's Performance Bonus Plan (the “Bonus Plan”), which was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 19, 2010. The 2013 Plan is intended to increase stockholder value and the success of the Company by motivating 2013 Plan participants to achieve the Company's objectives through the payment of awards when those objectives are achieved.

Eligibility. Each of our named executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2013 Plan, subject to their continued employment through the end of fiscal year 2013. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2013 Plan.

Determination of Award. Pursuant to the 2013 Plan, each participant is eligible to earn an incentive bonus calculated as a percentage of the participant's actual base salary. The target bonus is calculated by multiplying the participant's base salary earned during the fiscal year by a Committee approved target bonus percentage. The 2013 Plan requires that the Company achieve an initial minimum level of revenue on the terms set forth in the 2013 Plan. If the initial threshold revenue target is not achieved, no payments shall be earned under the 2013 Plan. If this initial threshold is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant's annual bonus target, up to a maximum of $3 million (the “Maximum Award”).

Determination of Actual Award - Payout Formula:

On the Payout Determination Date, the Committee will determine whether the Company has achieved the Section 162(m) Performance Goal. If the Company has achieved the Section 162(m) Performance Goal, each Participant will be credited with a Maximum Award. The Committee will then exercise negative discretion in respect of the Maximum Award in order to determine the actual award earned by that executive for the Performance Period (the “Actual Award”), with such negative discretion based on: (i) achievement against additional revenue goals selected by the Committee, as reflected by the calculation of the Revenue Result (described below), (ii) achievement against adjusted EBITDA goals selected by the Committee, as reflected by the calculation of the adjusted EBITDA Result (as described below), (iii) achievement against any individual performance goals selected by the Committee, as reflected by the calculation of the Individual Result (described below), and (iii) any other factors selected by the Committee in its sole discretion.

Specifically, the Actual Award is determined as follows:

1.	The product of (i) the Revenue Result, (ii) 50%, and (iii) the Target Award is the “Financial Award,”

2.	The product of (i) the EBITDA Result, (ii), 30%, and (iii) the Target Award is the “EBITDA Award,”

3.	The product of (i) the Individual Result, (ii), 20%, and (iii) the Target Award is the “Individual Award,”

4.
The sum of (i) the Financial Award, (ii) the EBITDA Award, and (iii) the Individual Award, and subject to any other factors selected by the Committee in its sole discretion, is the Actual Award, and the Maximum Award is reduced by the difference between the Actual Award and the Maximum Award.

To determine the “Revenue Result,” "EBITDA Result," and “Individual Result,” the Committee will determine a percentage, between 0% and 200%, based on the achievement during the Performance Period of the goals selected by the Committee for the Performance Period.

The foregoing description of the 2013 Plan is a summary of the material terms of the 2013 Plan, does not purport to be complete, and is qualified in its entirety by reference to the Executive Cash Bonus Plan for Fiscal Year 2013. A copy of the Executive Cash Bonus Plan for Fiscal Year 2013 is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Executive Cash Bonus Plan for Fiscal Year 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David Binder
David Binder
Dated: February 8, 2013		Chief Financial Officer (Principal Financial Officer)